Exhibit 10.2

Execution Version

May 3, 2024

NuStar Logistics, L.P.

19003 IH-10 West

San Antonio, Texas 78257

Attention:  Tom Shoaf

Executive Vice President and Chief Financial Officer

Re:

Waiver Letter and Second Amendment to that certain Second Amended and Restated 5-Year Revolving Credit Agreement dated as of January 28, 2022 among NuStar Logistics, L.P., a Delaware limited partnership (the “Borrower”), NuStar Energy L.P., a Delaware limited partnership (the “MLP”), Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders and other agents party thereto (as amended by that certain First Amendment to Second Amended and Restated 5-Year Revolving Credit Agreement dated as of June 30, 2023, and as may be further amended, modified or supplemented, the “Credit Agreement”).

Dear Mr. Shoaf:

This letter (together with the Transaction Description referred to below and the other Exhibits hereto, this “Waiver Letter”) relates to the Credit Agreement. Each capitalized term not defined herein shall have the meaning assigned such term in the Credit Agreement or the Transaction Description, as applicable. All references to sections and articles in this Waiver Letter shall refer to sections and articles of the Credit Agreement unless otherwise indicated.

Section 1. Transactions. The MLP and the Borrower have informed the Administrative Agent and the Lenders that they intend to consummate the Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”).

Section 2. Limited Waivers.

(a) Certain Definitions. As used in this Waiver Letter, the following terms have the meanings indicated below:

“New Subsidiary Guarantors” means, collectively, (i) NuStar Permian Crude Logistics, LLC, a Delaware limited liability company, (ii) NuStar Permian Holdings, LLC, a Delaware limited liability company, (iii) NuStar Permian Transportation and Storage, LLC, a Delaware limited liability company, and (iv) NuStar Pipeline Partners L.P., a Delaware limited partnership.

“Retesting Date” means the first day following the Waiver Period Expiration Date.

“Sunoco” means Sunoco LP, a Delaware limited partnership.

“Sunoco Finance Corp” means Sunoco Finance Corp., a Delaware corporation.

“Sunoco Notes Indentures” means, collectively, (i) that certain Indenture, dated as of September 20, 2023, by and among Sunoco, Sunoco Finance Corp, the guarantors party thereto and USBTC, as trustee relating to 7.000% senior notes due 2028, (ii) that certain Indenture, dated as of October 20, 2021, by and among Sunoco, Sunoco Finance Corp, the guarantors party thereto and USBTC, as trustee relating to 4.500% senior notes due 2030, (iii) that certain Indenture, dated as

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NuStar Logistics, L.P.

of November 24, 2020, by and among Sunoco, Sunoco Finance Corp, the guarantors party thereto and USBTC, as trustee relating to 4.500% senior notes due 2029, (iv) that certain Indenture, dated as of March 14, 2019, by and among Sunoco, Sunoco Finance Corp, the guarantors party thereto and USBTC, as trustee relating to 6.000% senior notes due 2027, (v) that certain Indenture, dated as of January 23, 2018, by and among Sunoco, Sunoco Finance Corp, the guarantors party thereto and USBTC, as trustee relating to, inter alia, 5.875% senior notes due 2028, and (vi) that certain Indenture, dated as of April 30, 2024, by and among Sunoco, the guarantors party thereto and USBTC, as trustee, relating to 7.000% Senior Notes due 2029 and 7.250% Senior Notes due 2032, in each case, as amended, supplemented or otherwise modified from time to time.

“USBTC” means U.S. Bank Trust Company, National Association.

“Waiver Effective Date” has the meaning given such term in Section 4 hereof.

“Waiver Period” means the period from and including the Waiver Effective Date (or, solely with respect to Section 2(l)(i) of this Waiver Letter, the date of the Merger Agreement (as defined in Exhibit A)) through and including the Waiver Period Expiration Date.

“Waiver Period Expiration Date” means the date that is 60 days immediately following the Waiver Effective Date.

(b) Effect of Waivers; Retesting Date. It is hereby expressly acknowledged and agreed that each of the Waivers (as defined below) granted in this Waiver Letter shall be applicable and effective solely during the Waiver Period, and that (i) from and at all times after the Waiver Period Expiration Date the MLP’s, the Borrower’s and each of their respective Subsidiaries’ compliance with the covenants, requirements and other provisions of the Credit Agreement will be determined as if none of the waivers were granted hereunder and (ii) immediately on the Retesting Date, each of the MLP’s, the Borrower’s and their respective Subsidiaries’ compliance with the covenants, requirements and other provisions in the Credit Agreement waived by the Waivers granted herein during the Waiver Period will be automatically retested on the Retesting Date as if (A) none of the Waivers were granted hereunder and (B) each of the Transactions had occurred on the Retesting Date. If on the Retesting Date, the MLP, the Borrower or its Subsidiaries are not in compliance with any such covenants, requirements or other provisions of the Credit Agreement waived by the Waivers as so retested, such non-compliance shall constitute a breach of such covenants, requirements or other provisions on the Retesting Date and, in each case, will (subject to any grace period under the terms of the Credit Agreement then in effect (but assuming the preceding clauses (A) and (B)) be deemed to result in an immediate Default or Event of Default, as the case may be, pursuant to the terms of the Credit Agreement.

(c) Limited Waiver of Event of Default specified in Article VII Clause (o). The Borrower has informed the Administrative Agent and the Lenders that each of the Step 4 Transactions, each of the Step 7 Transactions and the Step 8 Transactions (collectively, the “Change of Control Transactions”) results in a Change in Control and constitutes an Event of Default pursuant to clause (o) of Article VII. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the Event of Default specified in clause (o) of Article VII solely with respect to the Change in Control Transactions (such waiver, the “Change of Control Waiver”).

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NuStar Logistics, L.P.

(d) Limited Waiver of Event of Default specified in Article VII Clause (m). The Borrower has informed the Administrative Agent and the Lenders that the Step 3 Transactions, Step 4 Transactions, Step 5 Transactions, Step 7 Transactions and Step 8 Transactions, (collectively, the “MLP Transactions”) constitute, in the case of the Step 3 Transactions, or may be deemed to constitute, in the case of each other MLP Transaction, an Event of Default pursuant to clause (m) of Article VII. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the Event of Default specified in clause (m) of Article VII solely with respect to the MLP Transactions (such waiver, the “MLP Restrictions Waiver”).

(e) Limited Waiver of Section 5.02. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, any obligation under Section 5.02 to provide written notice of any of the Transactions (provided that, for the avoidance of doubt, such waiver shall not waive any independent notice obligation under this Waiver Letter).

(f) Limited Waiver of Section 6.01. The Borrower has informed the Administrative Agent and the Lenders that the Step 5 Transactions violate Section 6.01. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the MLP’s and its Restricted Subsidiaries’ compliance with Section 6.01 solely to permit the incurrence of the Sunoco Debt Guarantees; provided, that it is a condition to the foregoing waiver that on or prior to the Waiver Period Expiration Date the Sunoco Debt Guarantees shall be terminated in full (such waiver, the “Section 6.01 Waiver”).

(g) Limited Waiver of Section 6.03(a). The Borrower has informed the Administrative Agent and the Lenders that the Step 4 Transactions violate Section 6.03. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the MLP’s compliance with Section 6.03(a) solely with respect to the Step 4 Transactions (such waiver, the “Section 6.03(a) Waiver”).

(h) Limited Waiver of Section 6.03(b). The Borrower has informed the Administrative Agent and the Lenders that the MLP Transactions may be deemed to violate Section 6.03(b) as applicable to the MLP. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the MLP’s compliance with Section 6.03(b) solely with respect to the MLP Transactions (such waiver, the “Section 6.03(b) Waiver”).

(i) Limited Waiver of Section 6.04. The Borrower has informed the Administrative Agent and the Lenders that each of the Step 3 Transactions and the Step 5 Transactions violates Section 6.04. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, (1) the MLP’s compliance with Section 6.04 solely with respect to the Step 3 Transactions; provided, that it is a condition to the Step 3 Waiver that on or prior to the Waiver Period Expiration Date the Closing Date Promissory Note shall have been paid in full (such waiver, the “Step 3 Waiver”); and (2) each of the MLP’s and the Borrower’s compliance with Section 6.04 solely with respect to the Step 5 Transactions; provided, that it is a condition to the Step 5 Waiver that on or prior to the Waiver Period Expiration Date, unless the Borrower Obligations have been repaid in full and the Commitments have been terminated on or prior to such date, the Sunoco Debt Guarantees shall be terminated in full (such waiver, the “Step 5 Section 6.04 Waiver”) (the Step 5 Section 6.04 Waiver, together with the Step 3 Waiver, collectively, the “Section 6.04 Waivers”).

(j) Limited Waiver of Section 6.06. The Borrower has informed the Administrative Agent and the Lenders that each of the Step 7 Transactions, Step 8 Transactions and Step 10 Transactions may be deemed to violate Section 6.06. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the MLP’s (and its Subsidiaries’) compliance with Section 6.06 solely with respect to the Step 7 Transactions, Step 8 Transactions and Step 10 Transactions (such waiver, the “Section 6.06 Waiver”).

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NuStar Logistics, L.P.

(k) Limited Waiver of Section 6.07. The Borrower has informed the Administrative Agent and the Lenders that each of the Step 5 Transactions and the Step 9 Transactions may be deemed to violate Section 6.07. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, the MLP’s (and its Subsidiaries’) compliance with Section 6.07 solely with respect to the Step 5 Transactions and the Step 9 Transactions (such waiver, the “Section 6.07 Waiver”).

(l) Limited Waiver of Section 6.08. The Borrower has informed the Administrative Agent and the Lenders that (i) Sections 5.1(b)(B), (C), (F), (L) and (M) of the Merger Agreement (such provisions, the “Restrictive Merger Agreement Provisions”) violate Section 6.08, (ii) Sections 7.01, 7.02, 7.04, 7.11 and 7.15 of the Sunoco Credit Agreement (such provisions, the “Restrictive Sunoco Credit Agreement Provisions”) violate Section 6.08, (iii) Sections 4.07, 4.09 and 4.12 of each Sunoco Notes Indenture (such provisions, the “Restrictive Sunoco Indenture Provisions”) violate Section 6.08 and (iv) the Step 5 Transactions (and the documents entered into therewith) violate Section 6.08. The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, solely during the Waiver Period, (1) the MLP’s and its Restricted Subsidiaries’ compliance with Section 6.08 solely with respect to the Restrictive Merger Agreement Provisions (such waiver, the “Merger Agreement Waiver”); (2) the MLP’s and its Restricted Subsidiaries’ compliance with Section 6.08 solely with respect to the Restrictive Sunoco Credit Agreement Provisions (such waiver, the “Sunoco Credit Agreement Waiver”); (3) the MLP’s and its Restricted Subsidiaries’ compliance with Section 6.08 solely with respect to the Restrictive Sunoco Indenture Provisions (such waiver, the “Sunoco Indenture Waiver”); and (4) each of the MLP’s and the Borrower’s compliance with Section 6.08 solely with respect to the Step 5 Transactions (and the document entered into therewith) (such waiver, the “Step 5 Section 6.08 Waiver”); provided, that it is a condition to the Step 5 Section 6.08 Waiver that on or prior to the Waiver Period Expiration Date, unless the Borrower Obligations have been repaid in full and the Commitments have been terminated on or prior to such date, the Sunoco Debt Guarantees shall be terminated in full (the Step 5 Section 6.08 Waiver, together with the Merger Agreement Waiver, the Sunoco Credit Agreement Waiver, and the Sunoco Indenture Waiver, the “Section 6.08 Waivers”, together with the Change of Control Waivers, the MLP Restrictions Waiver, the Section 6.01 Waiver, the Section 6.03(a) Waiver, the Section 6.03(b) Waiver, the Section 6.04 Waiver, the Section 6.06 Waiver and the Section 6.07 Waiver, collectively, the “Waivers”).

Section 3. Waivers Generally. The MLP, the Borrower and each of the undersigned Guarantors hereby expressly (a) acknowledges the terms of this Waiver Letter, (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Waiver Letter (including the Waivers), that (i) all of the representations and warranties contained in the Credit Agreement and each other Loan Document to which it is a party and otherwise made in writing by or on behalf of the Borrower or any Guarantor pursuant to the Credit Agreement and the Loan Documents are true and correct as of the date hereof, except to the extent such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance (other than the Transactions) has occurred or exists that individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect and (c) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and the other Loan Documents to which it is a party, and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby.

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NuStar Logistics, L.P.

Section 4. Waiver Effective Date. The Waivers and the amendments set forth in Section 5 of this Waiver Letter shall become effective on the date (such date, the “Waiver Effective Date”) on which each of the following conditions is satisfied:

(a) Counterparts. The Administrative Agent shall have received from the Required Lenders, the MLP, the Borrower and the Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this Waiver Letter signed on behalf of such Persons.

(b) Consummation of Merger. The Merger (as defined in the Merger Agreement) shall have been consummated pursuant to the terms of the Merger Agreement and in accordance with applicable law.

(c) Sunoco Guaranty. The Administrative Agent shall have received from Sunoco a guaranty (the “Sunoco Guaranty”), in the form attached hereto as Exhibit B.

(d) Subsidiary Guaranty. The Administrative Agent shall have received from the New Subsidiary Guarantors an Assumption Agreement (as defined in the Subsidiary Guaranty), joining each New Subsidiary as a Guarantor under the Subsidiary Guaranty (such joinder, the “New Subsidiary Guaranty Joinder”).

(e) Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Sunoco and the New Subsidiary Guarantors, the authorization of the Sunoco Guaranty and the New Subsidiary Guaranty Joinder, and any other legal matters relating to the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f) Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Waiver Effective Date) of Vinson & Elkins LLP covering such matters relating to Sunoco, each New Subsidiary Guarantor or the Transactions as the Lenders shall reasonably request.

(g) KYC. The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the Patriot Act.

(h) Pro Forma Compliance. The Administrative Agent shall have received a certificate of a Financial Officer of the MLP dated as of the Waiver Effective Date (i) certifying that the MLP is in Pro Forma Compliance with the Consolidated Debt Coverage Ratio immediately prior to giving effect to the Transactions and (ii) setting forth reasonably detailed calculations demonstrating such Pro Forma Compliance with the Consolidated Debt Coverage Ratio.

(i) No Litigation. No litigation, arbitration or similar proceeding shall be pending or threatened in writing that calls into question the validity or enforceability of this Waiver Letter or the other Loan Documents. The Transactions would not conflict with, or cause any Lender or the Issuing Banks to violate or exceed, any applicable requirement of any Governmental Authority, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the Transactions, or which involves this Waiver Letter or any other Loan Document.

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NuStar Logistics, L.P.

(j) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Waiver Effective Date, including, to the extent invoiced at least three (3) Business Day prior to the Waiver Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under Section 10.03 of the Credit Agreement.

The Administrative Agent is hereby authorized and directed to declare this Waiver Letter to be effective and to declare the occurrence of the Waiver Effective Date when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth herein or the waiver of such conditions as permitted in Section 10.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Amendments to the Credit Agreement.

(a) Amendments to Section 1.01.

(i) Each of the following definitions is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Second Amended and Restated 5-Year Revolving Credit Agreement, as amended by the First Amendment and the Second Amendment, and as the same may be further amended, modified, supplemented or restated from time to time in accordance herewith.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent, the Parent’s Subsidiaries (as defined in the Sunoco Credit Agreement (as defined in the Second Amendment)), the MLP and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent, the Parent’s Subsidiaries (as defined in the Sunoco Credit Agreement (as defined in the Second Amendment)), the MLP or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

“Subsidiary” means: (a) with respect to the MLP, any subsidiary of the MLP (including the Borrower) and (b) with respect to the Borrower, any subsidiary of the Borrower (provided that, notwithstanding anything to the contrary, after the occurrence of the Step 8 Transactions (as defined in the Second Amendment), for purposes of this Agreement and the other Loan Documents, the Borrower shall be deemed to be a “Subsidiary” of the MLP).

“Transactions” means the execution, delivery and performance by the Borrower and the MLP of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the execution, delivery and performance by each Subsidiary of the MLP that is a Guarantor of the Subsidiary Guaranty, and beginning the Second Amendment Effective Date, the Transactions (as such term is defined in the Second Amendment).

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NuStar Logistics, L.P.

(ii) Each of the following definitions is hereby added where alphabetically appropriate:

“Existing Letters of Credit” means each Letter of Credit issued and outstanding on the Second Amendment Effective Date and listed on Schedule 2.04(k).

“Parent” means Sunoco LP, a Delaware limited partnership.

“Second Amendment” means that certain Waiver Letter and Second Amendment to Credit Agreement dated as of May 3, 2024 among the Borrower, the MLP, the Subsidiary Guarantor, the Administrative Agent, and the Lenders party thereto.

“Second Amendment Effective Date” means the “Waiver Effective Date” as such term is defined in the Second Amendment.

(b) Amendment to Section 2.03. Section 2.03 is hereby amended by adding the following two sentences to the end thereof:

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, at all times from and including the Second Amendment Effective Date, the Borrower may not deliver any requests for Revolving Borrowings. Any request delivered in violation of the immediately preceding sentence shall be void.

(c) Amendment to Section 2.04(a). Section 2.04(a) is hereby amended by adding the following three sentences to the end thereof:

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, at all times from and including the Second Amendment Effective Date, the Borrower may not request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit). Any request delivered in violation of the immediately preceding sentence shall be void. In furtherance of the foregoing, at all times from and including the Second Amendment Effective Date, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit (or amend, renew or extend any outstanding Letter of Credit).

(d) Amendment to Section 2.04. Section 2.04 is hereby amended by adding a new Section 2.04(k) to the end thereof to read as follows:

(k) Existing Letters of Credit. On the Second Amendment Effective Date, each Existing Letter of Credit shall automatically, and without any further action on the part of the Borrower, the Administrative Agent, any Lender or any Issuing Bank, be deemed to be issued under the Sunoco Credit Agreement (as defined in the Second Amendment) and shall cease to constitute Letters of Credit hereunder.

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NuStar Logistics, L.P.

(e) Amendment to Section 2.05(a). Section 2.05(a) is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing or anything to the contrary contained in this Agreement (other than the proviso provided herein), at all times from and including the Second Amendment Effective Date, no Lender shall have any obligation to make any additional Loans hereunder (provided that, for the avoidance of doubt, this sentence shall not prohibit the Borrower from continuing or converting any Revolving Borrowing outstanding on the Second Amendment Effective Date in accordance with the terms of this Agreement).

(f) Amendment to Section 2.08. The first sentence of Section 2.08 is hereby amended and restated in its entirety to read as follows:

The Borrower hereby unconditionally promises to pay or cause to be paid to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(g) Amendment to Section 2.16(a). The first sentence of Section 2.16(a) is hereby amended and restated in its entirety to read as follows:

The Borrower shall make or cause to be made each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, Section 2.14 or Section 2.15, or otherwise) on the date when due, in immediately available funds, without set-off or counterclaim, to the to the account of the Administrative Agent as designated in writing from time to time to the Borrower for such purpose, prior to 12:00 noon, New York City time.

(h) Amendment to Section 6.09. Section 6.09 is hereby amended by adding the following to the end of such Section:

Notwithstanding anything to the contrary, this Section 6.09 shall not prohibit any amendment to the Partnership Agreement (MLP) required to undertake the Step 6 Transactions (as defined in the Second Amendment).

(i) Amendment to Article VII clause (f). Clause (f) of Article VII is hereby amended and restated in its entirety to read as follows:

(f) the Parent, any of the Parent’s Subsidiaries (as defined in the Sunoco Credit Agreement (as defined in the Second Amendment)), the MLP or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness; or a default shall occur in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity;

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NuStar Logistics, L.P.

(j) Amendment to Article VII clause (n). Clause (n) of Article VII is hereby amended and restated in its entirety to read as follows:

(n) this Agreement, the Subsidiary Guaranty or the Sunoco Guaranty after delivery thereof shall for any reason, except to the extent permitted by the terms hereof or thereof (or as waived by the Lenders in accordance with Section 10.02), ceases to be valid, binding and enforceable in accordance with its terms against the Parent, the Borrower, the MLP or a Guarantor party thereto or shall be repudiated by any of them, or the Parent, the Borrower, the MLP or any Guarantor shall so state in writing;

(k) Amendment to Section 10.02(b)(v). Section 10.02(b)(v) is hereby amended and restated in its entirety to read as follows:

(v) waive or amend Section 2.19, Section 4.01, Article VIII or release the MLP from its obligations hereunder or release any other Guarantor from a Subsidiary Guaranty (except as expressly set forth in the Subsidiary Guaranty) or the Parent from the Sunoco Guaranty (except as expressly set forth in the Sunoco Guaranty) without the written consent of each Lender or

(l) Amendment to Schedules. The Schedules to the Credit Agreement are hereby amended by adding a new Schedule 2.04(k) thereto to read as set forth on Schedule 2.04(k) to this Second Amendment.

Section 6. Miscellaneous.

Except as expressly waived herein, all covenants, obligations and agreements of the MLP, the Borrower and each of the undersigned Guarantors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. Each of the Waivers is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose or period, and is expressly granted subject to the conditions stated herein (and expressly subject to the provisions contained in Section 2(b) hereof), and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein or (c) constitute any course of dealing or other basis for altering any obligation of the MLP, the Borrower or the Guarantors or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

THIS WAIVER LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Waiver Letter is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

This Waiver Letter may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Waiver Letter by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

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NuStar Logistics, L.P.

The provisions of this Waiver Letter shall not become effective until the occurrence of the Waiver Effective Date.

THIS WAIVER LETTER, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.

If the foregoing correctly states your understanding with respect to the matters stated in this Waiver Letter, please acknowledge by signing in the space provided below.

[Signature Pages Follow]

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Borden Tennant
Name: Borden Tennant
Title: Executive Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

Accepted and Agreed to as of

the date first written above by:

NUSTAR LOGISTICS, L.P.

By:	NuStar GP, Inc., its General Partner

	By:	/s/ Tom Shoaf
	Name:	Tom Shoaf
	Title:	Executive Vice President and Chief Financial Officer

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P., its General Partner

By:	NuStar GP, LLC, its General Partner

	By:	/s/ Tom Shoaf
	Name:	Tom Shoaf
	Title:	Executive Vice President and Chief Financial Officer

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NuStar Pipeline Company, LLC, its General Partner

	By:	/s/ Tom Shoaf
	Name:	Tom Shoaf
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anvar Musayev
Name:	Anvar Musayev
Title:	Vice President

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

TRUIST BANK, as a Lender

By:	/s/ Lincoln LaCour
Name:	Lincoln LaCour
Title:	Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Tommy Nguyen
Name:	Tommy Nguyen
Title:	Vice President

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

MUFG BANK, LTD., as a Lender

By:	/s/ Kevin Sparks
Name:	Kevin Sparks
Title:	Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Alkesh Nanavaty
Name:	Alkesh Nanavaty
Title:	Executive Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Jonathan Schwartz
Name:	Jonathan Schwartz
Title:	Authorized Signatory

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Trevor Barnes
Name:	Trevor Barnes
Title:	Vice President

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

CITIBANK, N.A., as a Lender

By:	/s/ Gabriel Juarez
Name:	Gabriel Juarez
Title:	Vice President

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

FROST BANK, as a Lender

By:	/s/ Philip R. Rosenfeld
Name:	Philip R. Rosenfeld
Title:	Senior Vice President

Signature Page to Limited Waiver Letter – NuStar Logistics, L.P.

EXHIBIT A

Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Waiver Letter to which this Exhibit A is attached or the Credit Agreement, as applicable.

The MLP entered into that certain Agreement and Plan of Merger, dated as of January 22, 2024 (as in effect on the date hereof, and solely giving effect to any amendments, waivers or other modifications thereto after the date hereof to the extent consented to in writing by the Administrative Agent and the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned if such amendments, waivers or other modifications are not adverse to the Administrative Agent or the Lenders), the “Merger Agreement”), with Sunoco, Saturn Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Sunoco (“Merger Sub”), Riverwalk Logistics, L.P. (“Riverwalk”), NuStar GP, LLC, and Sunoco GP LLC, a Delaware limited liability company and sole general partner of Sunoco (the “Sunoco GP”). The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein, Sunoco will acquire the MLP in an all-equity transaction by means of a merger of Merger Sub with and into the MLP (the “Merger”) with the MLP surviving the Merger as a subsidiary of Sunoco. The date on which the Merger is consummated is referred to herein as the “Closing Date”. And the Merger and the transactions described in the following clauses 1 through 13 are referred to herein, collectively, as the “Transactions”.

In connection with the foregoing, it is intended that:

1.

Prior to the Closing Date, Sunoco will issue new notes for $1.5 billion, the proceeds of which will be used to refinance the Credit Agreement and fund the purchase of the Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units (each, as defined in the Eighth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. dated as of July 20, 2018, as amended).

2.

On April 15, 2024, the MLP declared a special distribution of $.0212 per Unit, which distribution will be funded from the MLP’s own cash and payable to holders of record prior to the consummation of the Merger, subject to and conditioned upon holders of the Units approving the Merger at a special meeting.

3.

On the Closing Date, immediately prior to giving effect to the consummation of the Merger, SUN Retail LLC, a Pennsylvania limited liability company, will acquire Units representing 1% of the issued and outstanding Units in exchange for a promissory note in an aggregate principal amount equal to approximately $26 million (based on a common unit price of $20.59 as of April 15, 2024 (which amount will be adjusted based on the final trading price of Units)) (the “Closing Date Promissory Note”). The Transactions described in this clause 3 are referred to herein as the “Step 3 Transactions”.

4.

On the Closing Date, Merger Sub will merge with and into the MLP, with the MLP surviving the Merger. In connection therewith, the holders of the Units will be issued common units representing limited partner interests in Sunoco in exchange for their Units. The Transactions described in this clause 4 are referred to herein as the “Step 4 Transactions”.

Exhibit A – Transaction Description

5.

(a) On the Closing Date, simultaneously with the consummation of the Merger, (i) the MLP, the Borrower, NPOP and the New Subsidiary Guarantors (collectively, the “Specified NuStar Guarantors”) will guarantee the “Obligations” (as defined in that certain Third Amended and Restated Credit Agreement, to be dated as of the Waiver Effective Date, by and among Sunoco, as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Sunoco Credit Agreement”; and the guarantees referred to in this clause (a)(i), the “Sunoco Credit Agreement Guarantees”)); and (ii) Sunoco and the New Subsidiary Guarantors will guarantee the Obligations under the Credit Agreement pursuant to the terms of the Sunoco Guaranty and the Subsidiary Guaranty, as applicable; and (b) within 20 business days following the Closing Date, the Specified NuStar Guarantors will guarantee Sunoco’s 6.00% senior notes due 2027, 5.875% senior notes due 2028, 7.000% senior notes due 2028, 4.500% senior notes due 2029, 4.500% senior notes due 2030, 7.00% senior notes due 2029 and 7.25% senior notes due 2032 (the guarantees referred to in this clause (b), the “Sunoco Notes Guarantees”, and, together with the Sunoco Credit Agreement Guarantees, the “Sunoco Debt Guarantees”). The Transactions described in the foregoing clause 5(a)(i) and the foregoing clause 5(b) are collectively referred to herein as the “Step 5 Transactions”.

6.

On the Closing Date, (a) the MLP will amend the Partnership Agreement (MLP) to allow the MLP to assign to Sunoco the right to purchase the Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units; (b) the MLP will provide notice of purchase to holders of Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units (or one or more trustees thereof) and assign the purchase right to Sunoco and (c) Sunoco will deposit cash with the paying agent. The Transactions described in the foregoing clause 6 are collectively referred to herein as the “Step 6 Transactions”.

7.

On the Closing Date, the MLP will distribute 100% of the limited liability company interests in NuStar GP Holdings, LLC to Sunoco. The Transactions described in this clause 7 are referred to herein as the “Step 7 Transactions”.

8.

On the Closing Date and immediately following the Step 7 Transactions, NuStar GP, Inc. will (i) convert its 0.01% general partner interest in the Borrower into a 0.01% limited partner interest (resulting in a 0% general partner interest in the Borrower) and (ii) assign its 0.01% limited partner interest to the MLP and its 0% general partner interest to Riverwalk. The Transactions described in this clause 8 are referred to herein as the “Step 8 Transactions”.

9.

On the Closing Date, Sunoco will assume and guaranty the Borrower’s Indebtedness in respect of its existing fixed-to-floating rate subordinated notes due January 15, 2043 pursuant to an agreement between Sunoco and the Borrower, enter into a supplemental indenture with respect to the same, and provide notice of the assumption and intended repayment to Wells Fargo Bank, National Association as trustee under the Indenture dated as of January 22, 2013. The Transactions described in the foregoing clause 9 are collectively referred to herein as the “Step 9 Transactions”.

Exhibit A – Transaction Description

10.

On the Closing Date and immediately following the Step 9 Transactions, NuStar Terminal Services, Inc. will (i) convert its 1% general partner interest in NuStar Terminals Operations Partnership L.P. into a 1% limited partner interest (resulting in a 0% general partner interest in NuStar Terminals Operations Partnership L.P.) and (ii) assign its 1% limited partner interest to NPOP and its 0% general partner interest to NuStar Pipeline Company, LLC. The Transactions described in the foregoing clause 10 are collectively referred to herein as the “Step 10 Transactions”.

11.

Between 10 and 60 days following the Closing Date, Sunoco will pay or cause to be paid in full in cash the unpaid principal of and interest on the Loans and LC Disbursements and all other Borrower Obligations and terminate the Commitments under the Credit Agreement.

Exhibit A – Transaction Description

EXHIBIT B

FORM OF SUNOCO GUARANTY

[On file with the Administrative Agent]

SCHEDULE 2.04(k)

Existing Letters of Credit

[On file with the Administrative Agent]